Exhibit 10.1
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH IMMATERIAL AND THE TYPE OF INFORMATION THAT VERICEL TREATS AS CONFIDENTIAL. ACCORDINGLY, SUCH INFORMATION HAS BEEN OMITTED AND REPLACED WITH “[***]”.

ELEVENTH AMENDMENT TO DISTRIBUTION AGREEMENT

This Eleventh Amendment to the Distribution Agreement (“Eleventh Amendment”) is between Vericel Corporation (“Vericel”) and Orsini Pharmaceutical Services, Inc. (“Orsini”). This Eleventh Amendment is effective as of July 31, 2024 (“Effective Date”).

Whereas, Vericel and Orsini are parties to a Distribution Agreement dated May 15, 2017 (as amended, the “Agreement”), under which Vericel appointed Orsini as a specialty pharmacy distributor for MACI®;

Whereas, the Parties entered into the First Amendment to the Agreement effective August 10, 2017;

Whereas, the Parties entered into the Second Amendment to the Agreement effective October 13, 2017;

Whereas, the Parties entered into the Third Amendment to the Agreement effective November 14, 2017;

Whereas, the Parties entered into the Fourth Amendment to the Agreement effective July 25, 2018;

Whereas, the Parties entered into the Fifth Amendment to the Agreement effective August 10, 2018;

Whereas, the Parties entered into the Sixth Amendment to the Agreement effective April 18, 2019;

Whereas, the Parties entered into the Seventh Amendment to the Agreement effective October 1, 2021;

Whereas, the Parties entered into the Eighth Amendment to the Agreement effective May 15, 2022;

Whereas, the Parties entered into the Ninth Amendment to the Agreement effective May 15, 2024;

Whereas, the Parties entered into the Tenth Amendment to the Agreement effective June 30, 2024;

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to further amend the Agreement as follows:

1.Section 7.1 Term. Section 7.1 shall be deleted and replaced with the following:
The Term of this Agreement shall continue until May 15, 2027 (“Term”). The Parties may renew the Agreement for two (2) additional two-year terms, upon mutual agreement. Orsini shall not enter into any agreement with a Payor covering the Product unless Vericel has approved the reimbursement amount for the Product in writing. Unless otherwise agreed to in writing by Vericel, the minimum reimbursement amount for the Product shall be [***]. For the avoidance of doubt, if Vericel does not approve a reimbursement amount for MACI, Orsini shall have the ability to enter into a separate agreement for the other products they support. Any proposed material modifications to the conditions for reimbursement for the Product relating to Payors on Exhibit B and/or for the proposed addition of Payors to Exhibit B - Contracted Payors shall require Vericel’s prior written approval, which approval shall not be unreasonably withheld or delayed as long as target reimbursement rates are met. Orsini shall provide to Vericel the allowable reimbursement amount for the Payors listed on Exhibit B per the payment terms

Exhibit 10.1
provided in Exhibit A. Should a Payor request extended payment terms in excess of sixty (60) days, Orsini will secure advance written approval from Vericel. Exhibit B will be modified from time to time in writing by the Parties as additional Payors are contracted with Orsini and approved by Vericel.

2.Exhibits A and B. The Parties agree that Exhibits A and B to the Agreement shall be deleted and replaced with the attached revised and restated Exhibits A and B.

3.No Other Changes. To the extent terms in this Eleventh Amendment conflict with the Agreement and/or any of the amendments to the Agreement, the terms of this Eleventh Amendment shall prevail. Except as provided in this Eleventh Amendment, the terms and conditions of the Agreement will continue in full force and effect.

4.Counterparts/Signatures. This Eleventh Amendment may be executed in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or other form of electronic transmission shall be as effective as executing and delivering this Eleventh Amendment in the presence of the other parties to this Eleventh Amendment.

IN WITNESS WHEREOF, the parties executed this Eleventh Amendment as of its Effective Date.

Vericel Corporation	Orsini Pharmaceutical Services, Inc.

By: /s/ Roland DeAngelis	By: /s/ Eyad Farah
Name: Roland P. DeAngelis, Jr.	Name: Eyad Farah
Title: Chief Commercial Officer	Title: Chief Operating Officer

Date: 31-Jul-2024	Date: 31-Jul-2024

Exhibit 10.1

EXHIBIT A -- PAYMENT TERMS AND PRICING

1. Product.

Product, under this Agreement is defined as:

Product	NDC Number
MACI 1	69866-1030-05
MACI 2	69866-1030-08

2. Orsini Counseling and Dispensing.

A. Orsini, when acting as the dispensing specialty pharmacy for Product, shall review Case Materials related to a patient’s clinical history, diagnosis and approval for MACI and may contact the patient regarding the patient’s financial responsibility. [***].

B. Vericel shall, at its expense and using its account with carriers, arrange for Product to be shipped to Orsini so that Orsini may label and dispense the Product to the patient by the surgery date. Vericel shall also be responsible for the shipping cost for the Product from Orsini’s facility to the treating facility.

C. In order to perform its specialty pharmacy services, Orsini shall take title to the Product upon receipt of the Product at its facility. Vericel, however, shall retain the risk of loss related to the Product throughout its shipment from Vericel’s manufacturing facility to Orsini and from Orsini’s facility to the treating facility, including any damages relating to delay in shipment by the delivery company. Notwithstanding the preceding sentence, Orsini shall be responsible for damages that occur to the Product while in its possession, unless the cause of the damage is Force Majeure as defined in Section 8(a) of the Agreement.

3. Claim Submittal, In Network & Rate Confirmation, Contracting and Payment Coordination between Parties.

A. [***]. Orsini, working with Vericel’s contractor, shall submit claims for Products [***] of Product implantation. Orsini shall provide a claim submission to Vericel’s contractor prior to submission and provide Vericel’s contractor [***] to review and comment on the claim, which comments Orsini shall address in good faith. Orsini shall appeal or resubmit for payment all denied and otherwise rejected claims for which a good faith basis exists to do so, within five (5) business days from Orsini’s receipt of such notice of denial or rejection. [***]. Orsini shall notify Vericel daily of denials or claims otherwise rejected and the reason for the denial or rejection. [***].

B. [***].

C. When reasonably determined by Vericel representatives and Orsini, Orsini will consult with Vericel and its designated representatives with regard to MACI contracting and claims submission.

D. [***].

Exhibit 10.1
4. Service Level Agreements (SLA).

Service level agreements (credits and incentives to dispensing fee)

[***]

5. Payment Terms.

A. Vericel shall pay Orsini for each Product dispensed by Orsini, regardless of the Product NDC, a
Fixed fees (“Dispensing Fee”) per the following fee schedule:

[***]

B. Within [***] of receipt of payment from a Payor related to the Product, Orsini shall remit to Vericel all reimbursements related to Products dispensed by Orsini except as provided above. The payments shall be deposited into a bank account maintained by and in the name and sole control of Vericel (the “Vericel Account”). In conjunction with each deposit, Orsini shall remit to Vericel a schedule detailing the cases for which a payment was deposited into the account including the case number and the amount deposited for each case.

C. On a weekly basis, Orsini shall remit to Vericel a schedule which includes the gross reimbursements received from the Payor and patient related to Products dispensed by Orsini, including whether the payments were deposited into the Vericel Account and the date of payment into the Vericel Account. Such schedule of payments shall include the case number and other identifiers agreed to by the Parties. [***].

D. In addition to the remitting of payment to Vericel as set forth above, Orsini shall update, on a daily basis, the payment status of submitted cases to Vericel and its contractors through Vericel Central or other mutually agreed upon method.

E. Subject to the terms of the Agreement, as amended, Vericel acknowledges that it retains the risk of payment for all cases received by Orsini on June 16, 2018, or thereafter.

F. Except as provided herein, all payments (including interest payments, if any) for the Product received by Orsini during the Term and after the expiration or termination of the Agreement shall be the sole property of Vericel and shall be remitted to Vericel in accordance with the Agreement. In the event of a termination or expiration of the Agreement, Orsini shall continue to collect on claims covered by the Agreement, consistent with the terms of the Agreement, for a period of twelve months following the expiration or termination of the Agreement.

G. Orsini represents and warrants that each of Orsini’s Payor agreements set forth on Exhibit B are in full force and effect and apply to the Product.

H. If a Payor recoups any payment on a case for which Orsini has made payment to Vericel, Orsini shall notify Vericel in writing and shall be entitled to deduct from Vericel funds a sum equal to the amount of the recoupment. If there are insufficient Vericel Funds, Orsini shall invoice Vericel for the amount of the recoupment and Vericel shall pay Orsini within thirty (30) days of receipt of the invoice. Vericel’s obligation under this Paragraph H shall survive the termination of the Agreement. The Parties shall discuss appealing and/or disputing the proposed recoupment with the Payor. If an appeal is successful, Orsini shall treat the payment in accordance with the terms of this Eleventh
Amendment.

Exhibit 10.1
I. The Parties agree that fees paid hereunder are not designed nor constitute inducements for Orsini to utilize or recommend the utilization of Vericel Products under federal and/or similar state laws. Orsini shall properly disclose and otherwise comply with applicable law.

Exhibit 10.1
EXHIBIT B –Contracted Payors – Update payer list to be reviewed and accepted by Orsini and Vericel on quarterly basis.

Consistent with Section 1.1 and Section 7.1 of the Agreement, the Payors listed on this Exhibit shall only apply to [***].

[***]

Exhibit 10.1
EXHIBIT C –RACI

[***]